SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Industrial Road, San Carlos, California 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 802-0400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

On June 2, 2011, Natus Medical Incorporated (the “Company”) held its annual meeting of stockholders. At this meeting, Mark D. Michael and Kenneth E. Ludlum were both re-elected to serve on the Board of Directors for three-year terms until 2014. Additionally, stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Stockholders also held an advisory vote on the issue of executive compensation and further voted to hold such advisory vote on an annual basis. Stockholders also ratified the Company’s 2011 Stock Awards Plan and 2011 Employee Stock Purchase Plan.

The number of shares represented in person or in proxy and constituting a quorum was approximately 90% of the Company’s 29,002,050 shares outstanding on the record date April 8, 2011, including broker non-votes. The results of the shareholder vote are as follows:

Proposal 1: Election of Directors

Noiminee

	For	Withheld	Broker Non-Votes
Kenneth E. Ludlum	21,672,465	1,015,106	3,417,664

	For	Withheld	Broker Non-Votes
Mark D. Michael	21,611,351	1,076,220	3,417,664

Proposal 2: Ratification of Deloitte & Touche LLP as Auditors

For	Against	Abstain
25,388,376	79,993	636,866

Proposal 3: Advisory Vote Regarding Executive Compensation

For	Against	Abstain	Broker Non-Votes
17,182,189	5,495,791	9,591	3,417,664

Proposal 4: Advisory Vote on the Frequency with which and Advisory Vote on Executive Compensation should be held

For
1 YEAR	2 YEARS	3 YEARS	Abstain
17,482,259	1,618,517	3,578,015	8,780

Proposal 5: Approval of the 2011 Stock Awards Plan

For	Against	Abstain	Broker Non-Votes
14,172,326	8,494,696	20,549	3,417,664

Proposal 6: Approval of the 2011 Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
22,452,639	227,522	7,410	3,417,664

No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: June 3, 2011	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance and Chief Financial Officer